Whirlpool Announces First-Quarter Results; Significant Portfolio Transformation Milestone
•Europe transaction closed on April 1st; expected to deliver $750M+ net present value of future cash flows and $250-$300M incremental cash flow in 2025
•Strong Q1 performance from Latin America, Asia, and SDA Global driven by share gains and cost performance, offset by challenging macro environment in North America, as expected
•Announced ~5% increase to all promotional program prices in MDA North America
•Declared $1.75 dividend per share in both Q1 & Q2; repaid $500 million of term loan in April
•Q1 GAAP net earnings margin of (5.8)% compared to prior year period of (3.9)%, impacted by a non-cash charge related to the Europe transaction; GAAP loss per diluted share of $(4.72)
•Ongoing (non-GAAP) EBIT margin(1) of 4.3%; ongoing earnings per diluted share(2) of $1.78
•Expect full-year GAAP earnings per diluted share of $5.00 to $7.00 impacted by the non-cash charge related to the Europe transaction
•Reaffirming full-year ongoing earnings per diluted share(2) of $13.00 to $15.00, cash provided by operating activities of $1.15 to $1.25 billion and free cash flow(3) of $550 to $650 million
BENTON HARBOR, Mich., April 24, 2024 - Whirlpool Corporation (NYSE: WHR), today reported first-quarter 2024 financial results.
"The closing of the Europe transaction marks a critical portfolio transformation milestone," said Marc Bitzer. "We saw strong performance in Global SDA as well as our international businesses, and announced promotional program price increases in MDA North America consistent with the value of our products and brands to address sticky inflation." MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

First-Quarter Results	2024	2023	Change
Net sales ($M)	$4,490	$4,649	(3.4)%
Net sales excluding currency ($M)	$4,446	$4,649	(4.4)%
GAAP net earnings (loss) available to Whirlpool ($M)	$(259)	$(179)	(44.7)%
Ongoing EBIT(1) ($M)	$195	$251	(22.3)%
GAAP earnings (loss) per diluted share	$(4.72)	$(3.27)	(44.3)%
Ongoing earnings per diluted share(2)	$1.78	$2.66	(33.1)%

Free Cash Flow	2024	2023	Change
Cash provided by (used in) operating activities ($M)	$(873)	$(477)	$(396)
Free cash flow(3) ($M)	$(988)	$(573)	$(415)
"During 2024, we have demonstrated our commitment to our capital allocation priorities," said Jim Peters. "We have launched several new products, declared very strong dividends in Q1 and Q2, and repaid $500 million of our maturing term loan." JIM PETERS, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q1 2024	Q1 2023	Change
MDA North America	Net Sales	$2,428	$2,641	(8.1)%
	EBIT	$135	$266	(49.2)%
	% of sales	5.6%	10.1%	(4.5pts)
MDA Europe	Net Sales	$804	$846	(5.0)%
	EBIT	$(9)	$(5)	(80.0)%
	% of sales	(1.1)%	(0.6)%	(0.5pts)
MDA Latin America	Net Sales	$837	$747	12.0%
	EBIT	$65	$36	80.6%
	% of sales	7.8%	4.8%	3.0pts
MDA Asia	Net Sales	$239	$245	(2.4)%
	EBIT	$11	$8	37.5%
	% of sales	4.6%	3.3%	1.3pts
SDA Global	Net Sales	$182	$170	7.1%
	EBIT	$33	$19	73.7%
	% of sales	18.1%	11.2%	6.9pts
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
MDA NORTH AMERICA
•Excluding currency, net sales decline of 8.1 percent year-over-year from unfavorable price/mix and industry decline of approximately 2 percent
•EBIT margin(4) decreased compared to the same prior-year period, driven by promotional environment partially offset by cost take out actions
MDA EUROPE
•Excluding currency, net sales decline of 6.9 percent year-over-year, impacted by continued demand weakness in Europe
•EBIT margin(4) decreased compared to the same prior-year period, driven by unfavorable price/mix
MDA LATIN AMERICA
•Excluding currency, net sales increase of 8.4 percent year-over-year, with strong share gains in the region more than offsetting unfavorable price/mix
•EBIT margin(4) increased compared to the same prior-year period, driven by incremental volumes and cost actions; Q1 includes approximately 200 bps operating tax benefit
MDA ASIA
•Excluding currency, net sales decrease of 1.7 percent year-over-year, with increased volumes from share gains more than offset by unfavorable price/mix
•EBIT margin(4) increased compared to the same prior-year period, driven by cost take out actions partially offset by negative price/mix
SDA GLOBAL
•Excluding currency, net sales increase of 6.5 percent year-over-year, with growth throughout key countries and direct to consumer business more than offsetting unfavorable price/mix
•EBIT margin(4) increased compared to the same period, driven by cost actions and volume growth

FULL-YEAR 2024 OUTLOOK

Guidance Summary	2023 Reported	2023 Like for Like (5)	2024 Guidance
Net sales ($M)	$19,455	~$16,900	~$16,900
Cash provided by operating activities ($M)	$915	N/A	$1,150 - $1,250
Free cash flow ($M)(3)	$366	N/A	$550 - $650
GAAP net earnings margin (%)	2.5%	N/A	~2.0%
Ongoing EBIT margin (%)(1)	6.1%	~6.9%	~6.8%
GAAP earnings per diluted share	$8.72	N/A	$5.00 - $7.00
Ongoing earnings per diluted share(2)	$16.16	N/A	$13.00 - $15.00

•Europe transaction closed April 1, 2024, as expected, and full year guidance includes MDA Europe first-quarter net sales of $804 million and EBIT of (1.1)%
•Reaffirming full-year 2024 net sales expectations of approximately $16.9 billion
•Full-year GAAP earnings per diluted share of $5.00 to $7.00 impacted by non-cash charge related to the Europe transaction
•Reaffirming full-year ongoing earnings per diluted share(2) of $13.00 to $15.00, including $300-$400 million of cost actions
•Reaffirming full-year cash provided by operating activities of $1.15 to $1.25 billion and free cash flow(3) of approximately $550 to $650 million; includes approximately $200 million of MDA Europe cash usage in 2024
•Expect full-year 2024 GAAP tax rate of approximately 25 percent and adjusted (non-GAAP) tax rate of approximately 0 percent
•Continue to expect to pay approximately $400 million of 2024 dividends (subject to board approval)

(1)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(2)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(3)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(4)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(322) million and $(357) million for the first quarters of 2024 and 2023, respectively.
(5)Like-for-like refers to a comparison between the 2024 guidance and pro forma results for 2023, which exclude the second through fourth quarter resegmented results for the historical Europe major domestic appliances business (MDA Europe under new segment operating structure). This comparison uses a prior period baseline that is aligned to the ongoing business expectations for 2024, with the Europe transaction closed April 2024. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading kitchen and laundry appliance company, in constant pursuit of improving life at home and inspiring generations with our brands. The company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2023, the company reported approximately $19 billion in annual net sales, 59,000 employees and 55 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding our 2024 financial performance, supply chain, cost take out, raw material, portfolio transformation, transaction-related synergies, benefits from previously announced actions and future cash flow expectations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) COVID-19 pandemic, other public health emergency-related business disruptions and economic uncertainty; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) Whirlpool's ability to attract, develop and retain executives and other qualified employees; (16) the impact of labor relations; (17) fluctuations in the cost of key materials (including steel, resins, base metals) and components and the ability of

Whirlpool to offset cost increases; (18) Whirlpool's ability to manage foreign currency fluctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (23) litigation, tax, and legal compliance risk and costs; (24) the effects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariffs; (26) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars, except per share data)

	Three Months Ended
	2024	2023
Net sales	$4,490	$4,649
Expenses
Cost of products sold	3,848	3,886
Gross margin	642	763
Selling, general and administrative	477	487
Intangible amortization	11	11
Restructuring costs	23	—
Loss (gain) on sale and disposal of businesses	247	222
Operating (loss) profit	(116)	43
Other (income) expense
Interest and sundry (income) expense	(29)	77
Interest expense	90	75
Earnings (loss) before income taxes	(177)	(109)
Income tax expense (benefit)	76	68
Equity method investment income (loss), net of tax	—	1
Net earnings (loss)	(253)	(176)
Less: Net earnings (loss) available to noncontrolling interests	6	3
Net earnings (loss) available to Whirlpool	$(259)	$(179)
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$(4.72)	$(3.27)
Diluted net earnings (loss) available to Whirlpool	$(4.72)	$(3.27)
Dividends declared	$1.75	$1.75
Weighted-average shares outstanding (in millions)
Basic	54.9	54.8
Diluted	54.9	54.8

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,231	$1,570
Accounts receivable, net of allowance of $49 and $47, respectively	1,707	1,529
Inventories	2,381	2,247
Prepaid and other current assets	646	717
Assets held for sale	227	144
Total current assets	6,192	6,207
Property, net of accumulated depreciation of $5,322 and $5,259, respectively	2,240	2,234
Right of use assets	859	721
Goodwill	3,328	3,330
Other intangibles, net of accumulated amortization of $449 and $440, respectively	3,115	3,124
Deferred income taxes	1,283	1,317
Other noncurrent assets	353	379
Total assets	$17,370	$17,312
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,404	$3,598
Accrued expenses	459	491
Accrued advertising and promotions	446	603
Employee compensation	152	238
Notes payable	500	17
Current maturities of long-term debt	500	800
Other current liabilities	512	614
Liabilities held for sale	577	587
Total current liabilities	6,550	6,948
Noncurrent liabilities
Long-term debt	6,674	6,414
Pension benefits	136	147
Postretirement benefits	105	107
Lease liabilities	759	612
Other noncurrent liabilities	536	547
Total noncurrent liabilities	8,210	7,827
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 55 million and 55 million shares outstanding, respectively	114	114
Additional paid-in capital	3,448	3,078
Retained earnings	8,004	8,358
Accumulated other comprehensive loss	(2,157)	(2,178)
Treasury stock, 60 million and 60 million shares, respectively	(7,055)	(7,010)
Total Whirlpool stockholders' equity	2,354	2,362
Noncontrolling interests	256	175
Total stockholders' equity	2,610	2,537
Total liabilities and stockholders' equity	$17,370	$17,312

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars)

	Three Months Ended
	2024	2023
Operating activities
Net earnings (loss)	$(253)	$(176)
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	89	89
Loss (gain) on sale and disposal of businesses	247	222
Changes in assets and liabilities:
Accounts receivable	(266)	(155)
Inventories	(113)	(284)
Accounts payable	(236)	(24)
Accrued advertising and promotions	(199)	(229)
Accrued expenses and current liabilities	(122)	99
Taxes deferred and payable, net	65	43
Accrued pension and postretirement benefits	(8)	(14)
Employee compensation	(64)	3
Other	(13)	(51)
Cash provided by (used in) operating activities	(873)	(477)
Investing activities
Capital expenditures	(115)	(96)
Acquisition of businesses, net of cash acquired	—	(14)
Cash provided by (used in) investing activities	(115)	(110)
Financing activities
Net proceeds from borrowings of long-term debt	300	303
Net proceeds (repayments) of long-term debt	(300)	(250)
Net proceeds (repayments) from short-term borrowings	501	9
Dividends paid	(95)	(97)
Repurchase of common stock	(50)	—
Sale of minority interest in subsidiary	462	—
Common stock issued	—	1
Other	—	(4)
Cash provided by (used in) financing activities	818	(38)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	27
Less: change in cash classified as held for sale	(149)	(1)
Increase (decrease) in cash, cash equivalents and restricted cash	(339)	(599)
Cash, cash equivalents and restricted cash at beginning of year	1,570	1,958
Cash, cash equivalents and restricted cash at end of period	$1,231	$1,359

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, future year free cash flow benefit as a result of Europe transaction closing, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FIRST-QUARTER 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended March 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 42.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 0.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2024
Net earnings (loss) available to Whirlpool	$(259)
Net earnings (loss) available to noncontrolling interests	6
Income tax expense (benefit)	76
Interest expense	90
Earnings before interest & taxes	$(87)
Net sales	$4,490
Net earnings (loss) margin	(5.8)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(87)	$(4.72)
Restructuring expense(a)	Restructuring expense	23	0.41
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	259	4.72
Total income tax impact			—
Normalized tax rate adjustment(d)			1.37
Ongoing measure		$195	$1.78
Net sales		$4,490
Ongoing EBIT margin		4.3%

Note: Numbers may not reconcile due to rounding; As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the first-quarter ongoing earnings per diluted share includes basic shares outstanding of 54.9 million plus the impact of antidilutive shares of 1.2 million which were excluded on a GAAP basis.

FIRST-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the three months ended March 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was (62.4)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 15.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2023
Net earnings (loss) available to Whirlpool	$(179)
Net earnings (loss) available to noncontrolling interests	3
Income tax expense (benefit)	68
Interest expense	75
Earnings before interest & taxes	$(33)
Net sales	$4,649
Net earnings (loss) margin	(3.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(33)	$(3.27)
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses	222	4.05
Legacy EMEA legal matters(c)	Interest and sundry (income) expense	62	1.14
Total income tax impact			(0.78)
Normalized tax rate adjustment(d)			1.54
Share adjustment*			(0.02)
Ongoing measure		$251	$2.66
Net sales		$4,649
Ongoing EBIT margin		5.4%

Note: Numbers may not reconcile due to rounding

*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the first-quarter ongoing earnings per diluted share includes basic shares outstanding of 54.8 million plus the impact of antidilutive shares of 0.4 million which were excluded on a GAAP basis.

FULL-YEAR 2024 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2024. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 25%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately 0%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings available to Whirlpool	~$330
Net earnings available to noncontrolling interests	~20
Income tax expense (benefit)	~120
Interest expense	~350
Earnings before interest & taxes	~$820
Net sales	~$16,900
Net earnings margin	~2.0%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		~$820	$5.00 - $7.00
Restructuring Expense		~50	∼1.00
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	~275	~5.00
Total income tax impact			—
Normalized tax rate adjustment(d)			∼2.00
Ongoing measure		~$1,150	$13.00 - $15.00

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$481
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	77
Interest expense	351
Earnings before interest & taxes	$916
Net sales	$19,455
Net earnings (loss) margin	2.5%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$916	$8.72
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	181	3.27
Legacy EMEA legal matters(c)	Interest and sundry (income) expense	94	1.71
Total income tax impact			0.35
Normalized tax rate adjustment(d)			2.11
Ongoing measure		$1,191	$16.16
Net Sales		$19,455
Ongoing EBIT Margin		6.1%

Note: Numbers may not reconcile due to rounding

FOOTNOTES
a.RESTRUCTURING EXPENSE - In March 2024, the Company committed to workforce reduction plans. $23 million was recorded during the first quarter, of which $14 million was employee termination costs and $9 million was other associated exit costs. For the full year 2024, we expect to incur approximately $50 million of restructuring charges.

b.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, we recorded a loss on disposal of $247 million for the three months ended March 31, 2024. Additionally, we incurred other unique transaction related costs related to portfolio transformation for a total of $12 million for the three months ended March 31, 2024. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
During the first quarter of 2023, we recorded an adjustment of $222 million related to the loss on disposal for the European major domestic appliance business transaction. During the full year of 2023, we recorded a loss of $106 million related to the planned divestiture of our European major domestic appliance business for the twelve months ended December 31, 2023. Additionally, we incurred other identifiable costs related to portfolio transformation, totaling $75 million in 2023.

c.LEGACY MDA EUROPE LEGAL MATTERS - During the first quarter of 2023, the Company accrued $62 million related to the France Competition Investigation and Trade Customer Insolvency matters of our European major domestic appliance business. The aggregate amount accrued by the Company related to the France Competition Investigation and other legacy legal matters of our European major domestic appliance business was $94 million, for the twelve months ended December 31, 2023.

d.NORMALIZED TAX RATE ADJUSTMENT - During the first quarter of 2024, the Company calculated a GAAP tax rate of 42.9%. Ongoing earnings per share was calculated using an adjusted tax rate of 0.0%, which excludes the non-tax deductible impact of M&A transactions of approximately $205 million recorded in the first quarter of 2024. The Company expects a full-year GAAP tax rate of approximately 25.0% and adjusted effective tax rate of approximately 0.0%. During the first quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of 15.0% which excludes the non-tax deductible impact of M&A transactions of approximately $222 million recorded in the first quarter of 2023. During the full-year of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of (6.7)% which excludes the non-tax deductible impact of M&A transactions of approximately $25 million recorded in the fourth quarter of 2023 and which reflects certain tax benefits related to legal entity restructuring transactions in the fourth quarter of 2023.
Additionally, in the full-year 2024 outlook, the Company calculated ongoing earnings per share using a full-year adjusted tax (non-GAAP) rate of approximately 0.0%. The company expects to recognize tax benefits, contingent upon the closure of the Europe transaction, that are expected to provide a significant tax benefit. Reconciling from our expected full-year GAAP tax rate of approximately 25.0%, certain Europe transaction tax impacts have been adjusted from our full-year adjusted tax (non-GAAP) rate of approximately 0.0%.

ONGOING EBIT EXCLUDING MDA EUROPE SECOND QUARTER THROUGH FOURTH QUARTER

The reconciliation provided below reconciles the impact of removing MDA Europe from our Q2 through Q4 net sales and ongoing EBIT, for twelve months ended December 31, 2023 for the Whirlpool business.

	2023 As Reported	Q2-Q4 2023 MDA Europe*	2023 Like for Like
Net Sales (in billions)	$19.5	$2.6	$16.9
Ongoing EBIT (in millions)	$1,191	$30	$1,162
Ongoing EBIT Margin	6.1%	1.2%	~6.9%

Note: Numbers may not reconcile due to rounding
*Q2-Q4 historical segment financial data (unaudited).

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles three months ended March 31, 2024 and 2023 and 2024 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Three Months Ended
	March 31,
(millions of dollars)	2024	2023	2024 Outlook
Cash provided by (used in) operating activities	$(873)	$(477)	$1,150 - $1,250
Capital expenditures	(115)	(96)	(600)
Free cash flow	$(988)	$(573)	$550 - $650

Cash provided by (used in) investing activities*	(115)	(110)
Cash provided by (used in) financing activities*	818	(38)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2023 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable
GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

Twelve Months Ended
December 31,
(millions of dollars)	2023
Cash provided by (used in) operating activities	$915
Capital expenditures	(549)
Free cash flow	$366

Cash provided by (used in) investing activities	(553)
Cash provided by (used in) financing activities	(792)

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